Exhibit (e)(xi)

NINTH AMENDMENT

TO UNDERWRITING AGREEMENT

This ninth amendment (the “Amendment”) to the Underwriting Agreement, as novated September 30, 2021 (the “Agreement”), by and between Foreside Funds Distributors LLC (“Foreside”), and FundVantage Trust (the “Trust”), is entered into as of May 8, 2024 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 14 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/ Joel L. Weiss	By:	/s/ Teresa Cowan
	Joel L. Weiss		Teresa Cowan
	President		President

Exhibit A

As of May 8, 2024

Ambrus Core Bond Fund

Ambrus Tax-Conscious CA Bond Fund

Ambrus Tax-Conscious National Bond Fund

EIC Value Fund

Gotham Large Value Fund

Gotham Index Plus Fund

Gotham Neutral Fund

Gotham Enhanced Return Fund

Gotham Absolute Return Fund

Gotham Total Return Fund (FoF)

Gotham Defensive Long 500 Fund

Gotham Hedged Core Fund

Gotham Enhanced 500 Plus Fund

Gotham Enhanced S&P 500 Index Fund

Pacific Capital Funds

Polen Growth Fund

Polen Global Growth

Polen International Growth

Polen U.S. Small Company Growth Fund

Polen Emerging Markets Growth Fund

Polen US SMID Company Growth Fund

Polen Global SMID Company Growth Fund*

*Fund is scheduled to liquidate 5/23/2024

Polen U.S. High Yield Fund

Polen Bank Loan Fund

Polen Opportunistic High Yield Fund

Private Capital Management Value Fund

Quality Dividend Fund

Sirios Long/Short Fund*

Fund is scheduled to liquidate 5/29/2024

Sirios Focus Fund*

Fund is Scheduled to liquidate 5/17/2024